UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2013

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-06461	13-1500700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, Connecticut		06851-1168
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 840-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 8.01. Other Events.

On June 3, 2013, the U.S. Financial Stability Oversight Council (“FSOC”) notified General Electric Capital Corporation (“GE Capital” or “GECC”) that it made a proposed determination to designate GECC as a nonbank systemically important financial institution (“nonbank SIFI”) under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.  GECC, which had expected this proposed designation, is evaluating the notification.

Companies that are designated as nonbank SIFIs are subject to regulation and supervision by the Board of Governors of the Federal Reserve System (“FRB”).  Since 2011, GE Capital has been subject to FRB supervision due to its status as a savings and loan holding company.

In December 2011, the FRB proposed rules to implement enhanced supervisory and prudential requirements for nonbank SIFIs.  GE Capital has been preparing to meet these heightened capital and liquidity standards, which will apply to designated companies when the final rules are adopted and implemented, as well as the capital planning and other requirements that apply to nonbank SIFIs.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Capital Corporation
(Registrant)

Date: June 4, 2013	/s/ Walter Ielusic
Walter Ielusic Senior Vice President and Controller

(3)